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                                                                 EXHIBIT 10.4


                                   AGREEMENT


Employment Agreement, between Applied Systems, Inc. (the "Company") and Timothy McIntyre (the "Employee").

     1. For good and sufficient consideration, the Company employs the Employee on the following terms and conditions.

     2. Term of Employment. Subject to the provisions for the termination set forth below, the initial term of this agreement will begin on May 4, 1998.
The initial term of this agreement shall terminate on May 4, 2000, unless sooner terminated.

     The term of employment shall be renewed automatically for successive periods of one (1) year each (a "Renewal Term") at an Annual Salary at least equal to the Annual Salary in the preceding year, after the expiration of the initial term and any subsequent Renewal Term, unless the Board of Directors provides the Employee, or Employee provides the Board of Directors with written notice to the contrary at least sixty (60) days prior to the end of the initial term or of any Renewal Term.

     3. Salary. The Company shall pay Employee a salary of $11,250.00 per month, for the services of the Employee, payable at regular payroll periods. In addition, Employee shall be eligible for an annual discretionary bonus and participation in any other compensation plans as the Company may create from time to time.

     4. Duties and Position. The Company hires the Employee in the capacity of Chief Financial Officer. The Employee's duties may be reasonably modified at the Company's discretion from time to time.

     5. Employee to Devote Full Time to Company. The Employee will devote full time, attention, and energies to the business of the Company, and, during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage. Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the day to day operation of said companies.

     6. Confidentiality or Proprietary Information. Employee agrees, during and for two (2) years after the term of his employment, not to reveal confidential information, or trade secrets as defined in the Illinois Trade Secrets Act, 765 ILCS section 1065, et seq., to any person, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed by employee. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.




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     7.   Reimbursement of Expenses.  The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

     8. Vacation. The Employee shall be entitled to a yearly vacation. For 1998, Employee shall be entitled to two weeks paid vacation. For 1999 and future years, vacation shall accrue monthly at a rate of 3 weeks per year.

     9. Termination of Agreement. With cause, the Company may, without notice, terminate this agreement at any time. The Company shall be liable to the Employee only to the date of such termination.

     For purposes of this Agreement "cause" shall exclusively consist of the following:

          (i) Employee shall have breached any of his material obligations or duties under this Agreement or the fiduciary duty of loyalty owed to Company and which breach in not cured within thirty
                 (30) days after written notice from Company;

          (ii) Employee shall have refused to, or willfully failed to, perform his material duties hereunder;

          (iii) Employee shall have committed intentional acts that materially impair the goodwill or business of the Company or cause material damage to its property, goodwill or business; or

          (iv) Employee shall have been convicted of any felony or act of fraud, theft, misappropriation or embezzlement.

     Without cause, the Company may terminate this agreement at any time upon one day written notice to the Employee. If the Company requests, the Employee will continue to perform his duties and may be paid his regular salary up to the date of termination. In addition, the Company will pay the Employee on the date of the termination a severance allowance in the amount of 6 months of salary less taxes and social security required to be withheld and employee shall receive 6 months of health insurance coverage at the Company's expense. Without cause, the Employee may terminate employment upon 30 days' written notice to the Company. Employee may be required to perform his or her duties and will be paid the regular salary to date of termination but shall not receive severance allowance if termination is by Employee.

     Notwithstanding anything to the contrary contained in this agreement, Employee may terminate the Employee's employment, upon 30 days' notice to the Company, should any of the following events occur.

               a) The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers;
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               b)   The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares;

               c) The Company's decision to terminate its business and liquidate its assets;

               d) The merger or consolidation of the Company with another company.

               e)   Bankruptcy or chapter 11 reorganization.

               f) A material diminution in Employee's duties and responsibilities.

               Under the above circumstances, the Company will pay the Employee on the date of the termination a severance allowance in the amount of 6 months of salary less taxes and social security required to be withheld and employee shall receive 6 months of health insurance coverage at the Company's expense.

          The compensation under this Agreement shall be the Employee's exclusive remedy.

          10. Death Benefit. Should Employee die during the term of employment, the Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred.

          11.  Restriction on Post Employment Competition.  For a period of two
      (2) years after the end of employment, the Employee shall not control, consult to or be employed in any capacity by any direct competitor (insurance automation and specific automation produced by the Company) of the Company, either by soliciting any of its accounts or by operating within Employer's general trading area.

          12. Assistance in Litigation. Employee shall, upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

          13. Limited Effect of Waiver by Company. Should either party waive breach of any provision of this agreement, that waiver will not operate or be construed as a waiver of further breach.

          14. Severability. If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the fullest extent permitted by law, any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

          15. Assumption of Agreement by Company's Successors and Assignees. The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.




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          16.  Oral Modifications not Binding.  This instrument is the entire agreement of the Company and the Employee. Oral changes have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. This Agreement adopts and incorporates by reference, Applied Systems Employee Handbook, to the extent the Employee Handbook does not specify conflict with the terms contains herein.

          17. Applicable Law. This Agreement shall be governed by the laws of the State of Illinois.

          18. Arbitration. Except for the Company's right to seek an injunction pursuant to paragraph 6 above, all other matters relating to interpretation, performance or breach of the Agreement shall be the subject of single arbitration binding arbitrators in Will County, Illinois, under the auspices and pursuant to the Rules of the American Arbitration Association. The prevailing party in such arbitration shall be entitled to recover reasonable costs and reasonable attorneys fees.


      Signed this 17th day of April 1998


      APPLIED SYSTEMS, INC.




           /s/ JAMES P. KELLNER                        /s/ TIMOTHY J. MCINTYRE
               President/CEO                                Timothy McIntyre







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